UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Pixelworks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2004

The Annual Meeting of the Shareholders of Pixelworks, Inc. will be held at 2:00 p.m., Pacific Time, on Tuesday, May 25, 2004, at Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, for the following purposes:

1.	To elect five directors to serve for the following year or until their successors are elected;

2.	To amend Pixelworks’ Articles of Incorporation to provide that the Board of Directors shall be classified only upon the number of directors being set at eight or more;

3.	To amend Pixelworks’ 1997 Stock Incentive Plan to increase the number of shares available for grant under the plan;

4.	To approve certain amendments to Pixelworks’ Employee Stock Purchase Plan; and

5.	To transact any other business that properly comes before the meeting.

The holders of record of our common stock at the close of business on March 26, 2004 are entitled to notice of and to vote at the Annual Meeting.

YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy. Retention of the proxy is not necessary for admission to or identification at the meeting. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
April 13, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PIXELWORKS, INC.
8100 SW Nyberg Road
Tualatin, Oregon 97062
____________________

PROXY STATEMENT
2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2004
____________________

THE MEETING

Purpose, Date, Time and Place Information

We are providing this proxy statement to you in connection with the solicitation on behalf of Pixelworks’ Board of Directors of proxies to be voted at the Pixelworks, Inc. 2004 Annual Meeting of Shareholders or any postponement or adjournment of that meeting. The meeting will be held at 2:00 p.m., Pacific Time, on Tuesday, May 25, 2004, at Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, for the purposes set forth in the accompanying Notice of 2004 Annual Meeting of Shareholders. This proxy statement and the proxy, which are accompanied by a copy of our 2003 Annual Report, are being first mailed or otherwise delivered to shareholders on or about April 26, 2004.

Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of Pixelworks, Inc., an Oregon corporation (“Pixelworks” or “the Company”) for use at the Annual Meeting of Shareholders to be held on May 25, 2004 (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph or messenger.

The Company will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse these fiduciaries, custodians and brokerage houses for their reasonable expenses incurred in connection with that request.

Voting and Revocability of Proxy

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. In the absence of voting instructions, the shares will be voted for:

•	The nominees for director listed in these materials and on the proxy;

•	The amendment of the Company’s Articles of Incorporation;

•	The adoption of the amendment to the 1997 Incentive Stock Plan; and

•	The adoption of the amendments to the Employee Stock Purchase Plan.

Pursuant to NASDAQ rules, a broker may not vote on the adoption of or material amendment to an equity compensation plan without instruction from the beneficial owner of the shares.

The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy will be voted upon such matters as determined by a majority of the Board of Directors.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the Annual Meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Record Date

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only the holders of record of shares of Common Stock at the close of business on March 26, 2004 will be entitled to vote at the Annual Meeting, with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 314 shareholders of record and 46,504,900 shares of common stock then outstanding. The 46,504,900 shares of common stock outstanding includes 672,876 shares of common stock issuable upon the exchange of exchangeable shares of our Canadian subsidiary, Jaldi Semiconductor Corporation (“Jaldi”). These exchangeable shares, which were issued to former shareholders of Jaldi upon our acquisition of Jaldi, are intended to have characteristics essentially equivalent to our common stock, including the same voting rights as our common stock.

Beneficial Ownership

The following table sets forth certain information regarding the beneficial ownership as of March 26, 2004 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. Unless otherwise indicated, the address of each holder is 8100 SW Nyberg Road, Tualatin, Oregon 97062.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares
Mazama Capital Management, Inc. One Southwest Columbia Street, Suite 1500 Portland, Oregon 97258	9,254,600(2)	19.9%
Oliver D. Curme	104,217	*
C. Scott Gibson	12,729	*
Frank Gill	46,221	*
Steven J. Sharp	—	*
Mark A. Stevens	1,418,725(3)	3.0%
Allen H. Alley	2,030,944	4.3%
Hans H. Olsen	262,292	*
Robert Y. Greenberg	772,790	1.6%
Micahel G. West	735,046	1.6%
Jeffrey B. Bouchard	114,546	*
Marc W. Fleishmann	144,708	*
Directors and Executive Officers as a Group	5,642,218	11.9%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. Shares that the person has the right to acquire within 60 days after March 26, 2004 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of March 26, 2004 is as follows: Oliver D. Curme, 54,375, C. Scott Gibson, 12,729, Frank Gill, 30,938, Steven J. Sharp, 0, Mark A. Stevens, 47,500, Allen H. Alley, 122,638, Hans H. Olsen, 132,292, Robert Y. Greenberg, 77,000, Michael G. West, 59,986, Jeffrey B. Bouchard, 109,937 and Marc W. Fleischmann, 144,708.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Mazama Capital Management, Inc. (“Mazama”) with the Securities and Exchange Commission on February 11, 2004. The Schedule 13G states that Mazama is the beneficial owner 9,254,600 shares of Common Stock over which it has sole voting power over 4,971,450 shares and sole dispositive power over 9,254,600 shares.

(3)	This information as to beneficial ownership includes 1,174,320 shares of Common Stock beneficially owned by Sequoia Capital VII (“SC VII”), Sequoia Technology Partners VII (“STP VII”), Sequoia International Partners (“SIP”) and SC VII Management-A, LLC (“SC VII-A”). Mr. Stevens is a Managing Member of SC VII-A, which is the General Partner of SC VII, STP VII and SIP. Mr. Stevens disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein. This information is based on a Schedule 13G filed by Sequoia with the Securities and Exchange Commission on February 5, 2004.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board of Director Meetings

Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled as necessary. The board held 14 meetings in 2003. No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during the year. A majority of our directors attended the 2003 Annual Meeting.

In February 2004, the Board of Directors adopted Corporate Governance Guidelines, which were proposed by the Corporate Governance and Nominating Committee. The guidelines can be found on our Web site at www.pixelworks.com. Under our Corporate Governance Guidelines, directors are expected to exercise their best judgment, to act in what they reasonably believe to be the best interests of the Company and its shareholders, including preparing for, attending and participating in meetings of the board and committees of which the director is a member. We have adopted a policy that requires a majority of directors to attend the Annual Meeting.

Our independent directors have met separately in executive session without any members of management present.

Standing Committees of the Board

Audit Committee. The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of our independent auditors and with respect to authorizing all audit and other activities performed for us by our independent auditors. The Board has adopted a written charter for the Audit Committee. (See Appendix A.) The committee, among other matters, reviews and discusses with management and the Company’s independent auditors the Company’s audited financial statements, and the effectiveness of the accounting and financial controls of the Company. See “Report of the Audit Committee” below. The committee consists of Frank Gill (chairman), Oliver D. Curme and C. Scott Gibson, all of whom are independent directors as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. The committee met 6 times in 2003.

Compensation Committee. The Compensation Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company, including approval of compensation, benefits, incentives and employment contracts. See “Compensation Committee Report on Executive Compensation” below. The committee also administers the Company’s stock plans, executive bonus program and other incentive programs. The board has adopted a written charter for the Compensation Committee. The committee consists of Mark A. Stevens (chairman), Oliver D. Curme, and Frank Gill, all of whom are independent directors as defined by the applicable rules of NASDAQ. The committee met once in 2003.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board the slate of directors to be nominated by the Board at the annual shareholders meeting and recommends any director to fill a vacancy on the Board. The Board has adopted a written charter for the Corporate Governance and Nominating Committee.

The committee will consider recommendations for nominees for directorships submitted by shareholders. Shareholders desiring the committee to consider their recommendations for nominees should submit their recommendations, together with appropriate biographical information and qualifications, in writing to the committee, care of the Secretary of the Corporation at our principal executive offices.

The committee also recommends directors to be appointed to committees of the board (other than the committee itself). The committee recommended to the board the Company’s Corporate Governance Guidelines adopted by the board in February 2004. The committee, which was created by the board in February 2004, consists of C. Scott Gibson (chairman), Oliver D. Curme, and Frank Gill, all of whom are independent directors as defined by the applicable rules of NASDAQ.

The charters of the board committees, as well as the Company’s Corporate Governance Guidelines can be found on our website at www.pixelworks.com.

Qualifications of Directors

When identifying director nominees, the Corporate Governance and Nominating Committee will consider the following:

•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	independence from management;
•	existing commitments to other businesses;
•	potential conflicts of interest with other pursuits;
•	legal considerations such as antitrust issues;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•	executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership;
•	age, gender and ethnic background; and
•	the size and composition of the existing board.

At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. Because the board values diversity, qualifications and skills that are complementary to existing board members are highly desirable.

Director Nomination Process

Our director nomination process for new board members is as follows:

•	The Corporate Governance and Nominating Committee, the Chairman of the Board and Chief Executive Officer, or other board member identifies the need to add a new board member that meets specific criteria or to fill a vacancy on the board.
•	The Corporate Governance and Nominating Committee identifies qualified candidates by soliciting nominations from existing board members and through nominations by shareholders.
•	The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed nominees.
•	If candidates’ experience and qualifications are desirable, the Corporate Governance and Nominating Committee interviews and performs reference checks on candidates.
•	The Corporate Governance and Nominating Committee seeks full board endorsement of the final candidate.

Director Compensation

Members of our board who are not officers of the Company receive an option grant upon initial election of 50,000 shares and an additional grant of 12,500 shares upon re-election each year. In addition, non-employee directors receive an annual option grant of 5,000 shares for service on each committee. Options are granted with exercise prices equal to the fair market value of our common stock on the date of grant. Additionally, beginning in the second quarter of 2004, non-employee Directors will receive cash compensation as follows:

•	$3,000 per quarter for service on the board;
•	$1,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who will receive $2,500 per quarter;
•	$500 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who will receive $1,000 per quarter; and
•	$500 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee who will receive $1,000 per quarter.

Communications with the Board

Shareholders or other interested parties can contact any director or committee of the board by writing to them at:

Pixelworks Board of Directors 8100 SW Nyberg Road Tualatin, OR 97062

Board members may also be contacted via email at bod@pixelworks.com.

Communication received will be distributed to the full board at the next regularly scheduled board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate, will be discarded and appropriate legal action will be taken.

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant

The Audit Committee has appointed KPMG LLP, independent accountants, as the auditors of the Company for the year ending December 31, 2004. KPMG LLP served as the Company’s auditors for the year ended December 31, 2003. Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves any engagement under which our independent auditors provide audit services to the Company. The authority to pre-approve services may be delegated to one designated member of the committee. If a designated member does pre-approve services, the approval is reported to the full committee at its next regularly scheduled meeting.

During fiscal years 2003 and 2002, the Audit Committee pre-approved 100% of the audit and non-audit services provided by our independent auditors.

Principal Accountant Fees and Services

Fees paid to KPMG during 2003 and 2002 were comprised of the following:

	Fees Billed
	2003	2002
Audit Fees
Audit consolidated financial statements	$136,800	$96,250
Interim reviews of quarterly financial statements	43,953	37,500
Reviews of registration statements	154,000	4,500
Audits of significant acquirees	—	67,729
Total audit fees	334,753	205,979

Audit-Related Fees
Work related to proposed strategic transactions	36,699	44,634

Tax Fees
Tax compliance and preparation	102,040	89,509
Tax advice and research	64,275	108,611
Total tax fees	166,315	198,120

All Other Fees	—	—
Total	$537,767	$448,733

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the committee and any relationships they may have with the Company that might affect their independence from the Company, the board has determined that (1) all current committee members are “independent”, as that concept is defined in the applicable rules of the Securities and Exchange Commission, (“SEC”), (2) all current committee members are “independent”, as that concept is defined in the applicable rules of the NASDAQ, (3) all current committee members are financially literate, and (4) Mr. Gibson qualifies as an audit committee financial expert under Section 407 of the Sarbanes-Oxley Act of 2002.

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee has the responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is directly responsible for the oversight of the work of the independent auditors. For the year ended December 31, 2003, the Committee appointed KPMG LLP to serve as auditors of the Company. The committee met a total of 6 times during 2003. The committee met in executive session with the auditors 3 times and with management twice.

The full text of the committee’s revised charter, which describes the committee’s duties in detail, is attached to this proxy statement as Appendix A. The charter is also available on our website at www.pixelworks.com

During 2003, and earlier this year in preparation for the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2003 (“the 10-K”), the committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;
•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate company financial personnel; and
•	reviewed and discussed with the independent auditors (1) their judgments as to the quality of the Company’s accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the independence of the auditors, and (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61 Communication with Audit Committees.

The committee has established procedures for (a) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and (b) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management is responsible for the Company’s financial reporting processes including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with GAAP. The independent auditors are responsible for expressing an opinion on those financial statements. The committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of the independent auditors included in their report on the Company’s financial statements.

Taking all of these reviews and discussions into account, the undersigned committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Respectfully submitted,

Frank Gill, Chairman
Oliver D. Curme
C. Scott Gibson

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth, as of April 13, 2004, information as to the executive officers of the Company.

Name	Age	Position
Allen H. Alley	49	Chairman, President and Chief Executive Officer
Hans H. Olsen	55	Executive Vice President and Chief Operating Officer
Robert Y. Greenberg	42	Senior Vice President and Chief Technology Officer
Michael G. West	47	Vice President and Fellow
Jeffrey B. Bouchard	43	Vice President, Finance, Chief Financial Officer and Secretary
Marc W. Fleischmann	36	Senior Vice President, Engineering

ALLEN H. ALLEY co-founded Pixelworks and has served as President, Chief Executive Officer and Chairman since the Company’s inception. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley also was the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley serves on the board of directors of Applied Films, Inc. (NASDAQ: AFCO). Additionally, Mr. Alley serves on the board of the Oregon Museum of Science and Industry and is the Chairman of the Oregon Council of Knowledge and Economic Development. Mr. Alley holds a B.S. in Mechanical Engineering from Purdue University.

HANS H. OLSEN joined the Company in July 1998 as Vice President, Operations. Mr. Olsen has served as Executive Vice President and Chief Operating Officer since January 2001. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Graphics Marketing and Vice President, North American Sales at Trident Microsystems, a graphics controller semiconductor company. From 1996 to 1997, Mr. Olsen served as Vice President Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1976 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing A/S in Copenhagen, Denmark. Mr. Olsen holds a B.S.E.E. from Copenhagen Technical University and a M.S.E.E. from the University of Copenhagen.

ROBERT Y. GREENBERG co-founded Pixelworks and served as Vice President, Product Development and Customer Support from the Company’s inception until March 2002 when he was promoted to Senior Vice President. In April 2003, he took the position of Chief Technology Officer. From 1988 to 1996, Mr. Greenberg designed system architectures, high-speed board-level hardware, integrated circuits and simulation and embedded system software for InFocus Systems. From 1987 to 1988, Mr. Greenberg developed a high-speed CMOS application specific semiconductor verification system for Integrated Measurement Systems, Inc., a manufacturer of performance engineering test stations. Mr. Greenberg has also held electrical engineering positions at Floating Point Systems, Inc. and Sperry Corporation. Mr. Greenberg holds a B.S.E.E. and a B.S.C.E. from the University of Michigan.

MICHAEL G. WEST co-founded Pixelworks and served as Vice President, Technology from the Company’s inception through March 2002 when he took the position of Chief Technology Officer. In April 2003 he took the position of Fellow. From 1988 to 1996, Mr. West led the semiconductor engineering efforts on advanced display products at InFocus Systems where he served as Chief Scientist and in other senior engineering capacities. From 1986 to 1987, Mr. West led design for a VLSI design of a full-custom bipolar integrated circuit and a microsequencer as an Integrated Circuit Design Engineer for Bipolar Integrated Technology, a semiconductor developer and manufacturer. From 1982 to 1986, Mr. West held semiconductor design positions, including leading system architecture development for a VLIW super computer at Floating Point Systems, a super-computer company. Mr. West holds a B.S. in Electronic Engineering and a B.S. in Mathematics from Oregon State University and a M.S.E.E. from the University of Illinois.

JEFFREY B. BOUCHARD has served as Vice President, Finance, Chief Financial Officer and Secretary since December 1999. During 1999, Mr. Bouchard served as Chief Financial Officer at eVineyard, a start-up online retailer of premium wines. From 1993 to 1999, Mr. Bouchard held senior financial management positions at InFocus Systems, including Director of Investor Relations and Treasury (1998 to 1999) and Director of Finance (1995 to 1998) where he was responsible for the company’s financial management and planning. From 1988 to 1992, Mr. Bouchard held a variety of senior financial positions at Sun Microsystems, an enterprise network computing company. Prior to joining Sun Microsystems, Mr. Bouchard held finance and accounting positions at several high-technology companies from 1983 to 1988. Mr. Bouchard holds a B.S. in Business Administration-Finance from San Jose State University and an M.B.A. from Santa Clara University.

MARC W. FLEISCHMANN joined the Company in January 2002 as Vice President and General Manager of Media Processors. Mr. Fleischmann was promoted to Senior Vice President in March 2002. From 1998 until joining the Company, Mr. Fleischmann held various positions at Transmeta with his latest position being Senior Director of Software and Corporate Program Manager. Prior to joining Transmeta, Mr. Fleischmann held various positions with Hewlett-Packard Laboratories from 1993 to 1998. Mr. Fleischmann holds an M.S. in Business Engineering from the University of Karlsruhe, Germany.

Summary Executive Compensation Table

The following table sets forth all compensation paid to, earned by or awarded by the Company, with respect to the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 (collectively, the “Named Executive Officers”).

		Annual Compensation		Stock Options Granted (#)	All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Allen H. Alley	2003	$279,015	$172,000	100,000	$—
President and	2002	265,358	45,000	100,000	—
Chief Executive Officer	2001	238,989	120,000	50,000	—

Hans H. Olsen	2003	234,615	145,000	100,000	—
Executive Vice President and	2002	221,272	31,000	200,000	—
Chief Operating Officer	2001	199,375	120,000	87,500	—

Robert Y. Greenberg	2003	197,307	43,500	75,000	—
Senior Vice President and	2002	190,461	15,000	75,000	—
Chief Technology Officer	2001	159,733	100,000	31,250	—

Michael G. West	2003	170,000	73,500	25,000	—
Vice President and Fellow	2002	170,154	15,000	50,000	—
	2001	159,734	80,000	31,250	—

Jeffrey B. Bouchard	2003	176,599	60,000	50,000	—
Vice President, Finance and	2002	170,154	15,000	50,000	—
Chief Financial Officer	2001	159,758	80,000	31,250	—

Executive Officer Stock Option Grants in Last Fiscal Year

The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2003:

	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted in 2003	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($)	10% ($)
Allen H. Alley	100,000	6%	$7.57	1/31/2013	$476,073	$ 1,206,463
Hans H. Olsen	100,000	6%	7.57	1/31/2013	476,073	1,206,463
Robert Y. Greenberg	75,000	5%	7.57	1/31/2013	357,055	904,847
Michael G. West	25,000	2%	7.57	1/31/2013	119,018	301,616
Jeffrey B. Bouchard	50,000	3%	7.57	1/31/2013	238,037	603,232

(1)	Options granted under the plans must generally be exercised while the individual is an employee, and within ten years from the date of grant. On the standard vesting schedule, each option shall become exercisable at a rate of 25% on the first anniversary date of the grant and 2.083% on the last day of every month thereafter for a total of thirty-six additional increments, unless otherwise specifically stated at the time of grant. On the alternate vesting schedule, options become exercisable monthly for a period of four years, with 10% becoming exercisable in the first year, 20% becoming exercisable in the second year, 30% becoming exercisable in the third year, and 40% becoming exercisable in the fourth year.

(2)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock compounded annually for the ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

Executive Officer Option Exercises and Year-End Option Values

The following table indicates for each of the Named Executive Officers: (i) stock options exercised during the year ended December 31, 2003, including the value realized on the date of exercise, (ii) the number of securities underlying vested (exercisable) stock options and the number of shares underlying unvested (unexercisable) stock options as of December 31, 2003, and (iii) the value of vested and unvested “in-the-money” options as of December 31, 2003.

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen H. Alley	—	$—	100,000	183,750	$395,634	$315,191
Hans H. Olsen	—	—	97,813	289,687	79,707	746,291
Robert Y. Greenberg	—	—	61,093	135,157	186,006	236,394
Michael G. West	—	—	49,427	71,823	170,103	78,797
Jeffrey B. Bouchard	50,521	497,043	123,197	94,532	760,487	157,597

(1)	Based on the fair market value at the time of exercise less the applicable exercise price.
(2)	Based on the closing market value of $11.04 on December 31, 2003.

Pixelworks Change of Control Severance Agreements

In March 2003, certain of our executive officers entered into Change of Control Severance Agreements with us, including the following: Allen Alley, Hans Olsen, Robert Greenberg, Jeffrey Bouchard, Michael West and Marc Fleischmann.

The Change of Control Severance Agreements generally provide that if, within 12 months after a change of control of the Company, the executive’s employment is involuntarily terminated and the executive signs a release of claims, then the executive shall be entitled to the following severance benefits:

•	6 or 12 months of the executive’s base salary, payable in lump sum;

•	12 months of acceleration of vesting under all stock options, and 12 months of lapsing of our right of repurchase with respect to all restricted stock held by the executive prior to the change of control;

•	the ability to exercise all vested stock options granted to the executive by us prior to the change of control for a period of 2 years following the termination of employment; and

•	health coverage and benefits at the same level of coverage as was provided immediately prior to termination for a period of 12 months (6 months for certain executives) following the termination of employment.

In addition, the Change of Control Severance Agreements generally provide that if, in the second year after a change of control of the Company, the executive’s employment is involuntarily terminated and the executive signs a release of claims, then the executive shall be entitled to the following severance benefits:

•	a lump sum payment equal to the product of 50% or 100% of the executive’s monthly base salary, multiplied by the number of months remaining in such second year as of the employment termination date;

•	12 months of acceleration of vesting under all stock options, and 12 months of lapsing of our right of repurchase with respect to all restricted stock held by the executive prior to the change of control;

•	the ability to exercise all vested stock options granted to the executive by us prior to the change of control for a period of 2 years following the termination of employment; and

•	health coverage benefits at the same level of coverage as was provided immediately prior to termination, for that number of months remaining in such second year.

Pixelworks Change of Control Resolutions

The Board of Directors adopted resolutions on March 22, 2002, approving a change of control and severance program for executive officers and directors. Under the terms of the resolutions, upon a change of control, we will accelerate the vesting schedule of the options held by the executive officer or director that would have vested during the next twelve months according to the vesting schedule associated with such options. In addition, upon a change of control, and the termination of an executive officer, or a substantial change in the executive officer’s responsibilities within 3 months prior to or 12 months following the change of control, the terminated officer will be entitled to severance payments equal to six months of his base salary as in effect on the date of such termination and continuation of medical insurance benefits for a period of six months from the date of termination. The board resolutions with respect to acceleration of vesting provisions work in conjunction with the Change of Control Severance agreements described above, such that any options accelerated under board resolutions, having once been accelerated, are not available for acceleration under the Change of Control Severance Agreements.

Bouchard Employment Agreement

In December 1999 we entered into an employment agreement with Jeffrey B. Bouchard, Vice President, Finance and Chief Financial Officer. In consideration for his services, we agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company’s standard employee benefits. In addition, we granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company’s 1997 Stock Incentive Plan. If we terminate Mr. Bouchard’s employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he is entitled to severance pay of three months salary. If we sell all of our assets or are merged into another company which is not under the control of our shareholders, then pursuant to Mr. Bouchard’s stock options, he is entitled to his options which have already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into our standard employee nondisclosure and developments agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us.

Compensation Committee Report on Executive Compensation

The Compensation Committee is appointed by the Board of Directors based on recommendations from the Corporate Governance and Nominating Committee and is comprised of three independent directors. The committee is responsible for assisting the Board in fulfilling its responsibilities with respect to compensation of our executive officers and oversight of our incentive and stock-based compensation plans. The committee reviews the performance of executive officers, sets salary and bonus levels, and awards stock options to the executive officers. The Board has adopted a charter for the compensation committee, which is available on our website at www.pixelworks.com.

Under rules established by the SEC, we are required to provide certain data and information regarding the compensation provided to our executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Compensation Philosophy. The objectives of the Compensation Committee are to correlate executive compensation with our business objectives and performance and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

Executive compensation is based on several general principles, which are summarized below:

•	Provide competitive total compensation that allows us to attract and retain key executives.

•	Link corporate and individual performance to compensation.

•	Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

•	Reward performance.

Compensation Components. The primary components of our executive officer compensation program are base salaries, bonuses and stock options.

Base Salaries. Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications within the industry. In determining executive officer salaries, the Compensation Committee considers recommendations from management and the executive’s experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2004 and future years, the Compensation Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry.

Bonuses. In determining executive officer bonuses, the Compensation Committee considers individual performance as well as our overall financial performance. No specific weight is attached to any of these factors in determining bonuses, although the Company’s overall financial performance is generally weighted more than individual performance when determining an individual executive officer’s bonus.

Stock Options. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”), which is designed to align a significant portion of an executive officer’s compensation with the long-term interests of shareholders. The 1997 Plan permits the granting of several types of stock-based awards. The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for our shareholders since stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officer.

In 2003, we determined that each of our executive officers should receive option grants. Out of a total of 1,592,099 options granted to employees under the 1997 Stock Incentive Plan and 2001 Non-qualified Plan in 2003, executive officers received grants for 450,000 shares, or approximately 28% of the total options granted to employees under the plans.

Compensation of Chief Executive Officer. The Compensation Committee and the Board of Directors set Mr. Alley’s compensation for the year ended December 31, 2003. The same criteria that the committee used to set compensation for other executive officers was used to establish Mr. Alley’s compensation. In addition, the committee considered compensation of other executives of Mr. Alley’s level of experience and recognized his individual performance and importance to the Company’s performance. In April 2003 the committee increased Mr. Alley’s base salary to $285,000. In addition to his base salary, Mr. Alley was eligible to participate in an executive bonus plan. The bonus pool for the executive bonus plan was targeted at 50% of total executive salaries.

Following completion of 2003, we reviewed Mr. Alley’s performance and determined that Mr. Alley should receive an annual bonus of $172,000, which represented approximately 60% of Mr. Alley’s base salary.

Mr. Alley was also granted an option to acquire 100,000 shares of common stock on January 31, 2003 at an exercise price of $7.57 per share, which was the fair market value of the stock as of the date of grant. The option has a ten-year term and vests over a four-year period with 10% vesting between January and December 2003, 20% vesting between January and December 2004, 30% vesting between January and December 2005, and 40% vesting between January and December 2006.

In February 2004, we increased Mr. Alley’s base salary to $295,000 and target bonus to $295,000, which represented 100% of Mr. Alley’s 2004 base salary. Mr. Alley was also granted an option to acquire 100,000 shares of common stock on March 9, 2004 at an exercise price of $15.41, which was the fair market value of the stock as of the date of the grant. This option has a ten-year term and vests over a four-year period, with 10% vesting between March 2004 and February 2005, 20% vesting between March 2005 and February 2006, 30% vesting between March 2006 and February 2007, and 40% vesting between March 2007 and February 2008.

We intend to continue to monitor Mr. Alley’s compensation level in light of his performance and the compensation levels of executives at comparable companies.

Tax Deductibility of Executive Compensation. The cash compensation to be paid to the Company’s executive officers for fiscal 2004 is not expected to exceed the per officer $1.0 million tax deductibility limit of such compensation under the Internal Revenue Code. The exercise of nonstatutory stock options will qualify as performance-based compensation and, therefore, will not be subject to the $1.0 million limitation.

Respectfully submitted,

Mark Stevens, Chairman
Oliver D. Curme
Frank Gill

PERFORMANCE GRAPH

Set forth below is a graph that compares the cumulative total shareholder return on our common stock with the cumulative total return on the NASDAQ Composite U.S. Index and the NASDAQ Electronics Components Index over the period indicated (assuming the investment of $100 in our common stock on May 19, 2000, the date of our initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
AMONG PIXELWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (2)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Issuance Under Compensation Plans (Excluding Securities in First Column) (3)
Equity Compensation Plans Approved by Shareholders (1)	3,181,324	$10.09	4,221,119

Equity Compensation Plans Not Approved by Shareholders (4)	3,090,415	9.63	710,887

Total	6,271,739	9.86	4,932,006

(1)	Consists of the Company’s 1997 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (the “ESPP”).
(2)	Excludes purchase rights under the ESPP, which has a shareholder-approved reserve of 1,500,000 shares. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the offering date or (ii) the fair market value on the semi-annual purchase date.
(3)	Includes shares available for future issuance under the ESPP. As of December 31, 2003, an aggregate of 1,060,537 shares of common stock were available for issuance under the ESPP.
(4)	Consists of the Company’s 2001 Nonqualified Stock Option Plan, which allows for option grants to employees and consultants (not officers and directors) of the Company. Such option grants are at the discretion of the Board of Directors.

ELECTION OF DIRECTORS
(Proposal No. 1)

The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. All nominees, other than Steven J. Sharp, are now members of the Board of Directors. Mark Stevens is currently a director and his term expires this year, however he is not standing for re-election.

Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Our articles of incorporation currently provide that if the number of directors is fixed at six or more, the directors will be divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. Currently the number of directors is fixed at five. Proposal No. 2 below seeks shareholder approval of an amendment to our articles of incorporation that would require that the number of directors be fixed at eight before the board is divided into classes.

If a quorum is present, the Company’s bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

The following table briefly describes the Company’s nominees for directors.

Name	Age	Has been a director since
Allen H. Alley	49	1997
Oliver D. Curme	50	1997
C. Scott Gibson	51	2002
Frank Gill	59	1998
Steven J. Sharp	62	—

ALLEN H. ALLEY Information concerning the principal occupation of Mr. Alley is set forth under “Information about our Executive Officers.”

OLIVER D. CURME has served as a director of Pixelworks since April 1997. Since 1988, Mr. Curme has been a General Partner of funds related to Battery Ventures, a venture capital firm located in Wellesley, Massachusetts. Mr. Curme sits on the Board of Directors of several privately held companies. Mr. Curme holds a B.S. in Biochemistry from Brown University and an M.B.A. from Harvard Graduate School of Business Administration.

C. SCOTT GIBSON has served as a director of Pixelworks since May 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been an angel investor, director and consultant to high technology companies. Mr. Gibson is the Chairman of the Board of Radisys, Corporation (NASDAQ: RSYS), and serves on the boards of Triquint Semiconductor, Inc. (NASDAQ: TQNT), Northwest Natural Gas Company (NYSE: NWN), Electroglas, Inc. (NASDAQ: EGLS) and LiveBridge, Inc., a development stage technology company. Additionally, Mr. Gibson serves on the boards of Oregon Health and Science University and Oregon Health and Science University Foundation and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

FRANK GILL has served as a director of Pixelworks since December 1998. From 1975 to 1998, Mr. Gill was employed at Intel Corporation in a variety of sales, marketing, product development and manufacturing positions and retired from Intel as an Executive Vice President. In 1988, he served as the Senior Vice President in charge of worldwide sales and marketing operations and became General Manager of the Intel Systems Group in 1990 and the Internet and Communications Group in 1995. Mr. Gill serves as a director of Tektronix, Inc. (NYSE: TEK),

Logitech International S.A. (NASDAQ: LOGI) and IXTC, Inc. Mr. Gill holds a B.S.E.E. degree from the University of California at Davis.

STEVEN J. SHARP is standing for election to the Board of Directors of Pixelworks for the first time in 2004. Mr. Sharp joined TriQuint Semiconductor, Inc. in September 1991 as President, CEO and Director. In May 1992 he became Chairman of the Board. During the previous eight years, he served in various roles associated with venture capital-financed semiconductor companies. In these assignments he was a founder of Power Integrations, Inc. and Silicon Architects (now Synopsys, Inc.). He also was a Director at Megatest Corporation (now Teradyne, Inc.), Crystal Semiconductor (now Cirrus Logic, Inc.), and Gazelle Microelectronics (now TriQuint Semiconductor, Inc.). Previously, he was employed for 14 years by Signetics Corp. and for nine years by Texas Instruments. Mr. Sharp also serves as an Executive Committee Member for the Oregon Chapter of the American Electronics Association (AEA). He holds a BS from Southern Methodist University, an MS from California Institute of Technology, and an MBA from Stanford University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

AMENDMENT TO THE PIXELWORKS
ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF DIRECTORS REQUIRED TO TRIGGER
A STAGGERED BOARD
(Proposal No. 2)

Our articles of incorporation provide that our board of directors will consist of between three and twelve members. The exact number of directors is determined by the affirmative vote of a majority of the members of the board of directors. The articles of incorporation also provide that if the number of directors is fixed by the Board of directors at five or less, the directors will hold office until the next Annual Meeting of shareholders and until their successors have been elected and qualified. If the number of directors is fixed by the board of directors at six or more, however, the directors will be divided into three classes to serve staggered terms. This provision of the articles of incorporation is intended to allow for some continuity in the members of the board of directors, and indirectly, management, as it would require three separate Annual Meetings to replace all of the members of the board of directors. The provision can also have the effect of preventing a hostile takeover.

The board of directors believes that while it is important to provide for continuity in our leadership, it is in the best interest of Pixelworks to allow for a slight increase in the number of directors serving on the board, without triggering the formation of a staggered board. On March 9, 2004, the Board of directors authorized an amendment to the articles of incorporation, subject to shareholder approval, to provide that the Board of directors would only be divided into three separate classes serving staggered terms upon an increase in the size of the Board of directors to eight members.

Under the proposed amendment, subject to shareholder approval, Article 3.2 of the articles of incorporation would be amended and restated to read as follows:

“3.2 NUMBER AND QUALIFICATION. The number of directors of the Corporation shall be not less than three nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of directors. If the number of directors is fixed by the Board of directors at seven or less, the directors shall hold office until the next Annual Meeting of shareholders and until their successors have been elected and qualified. If the number of directors is fixed by the Board of directors at eight or more, the directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the next Annual Meeting of shareholders following that designation (”First Meeting“), directors of all three classes shall be elected. The term of office of Class I directors shall expire at the first Annual Meeting of shareholders following their election. The terms of Class II directors shall expire at the second Annual Meeting of shareholders following their election. The terms of the Class III directors shall expire at the third Annual Meeting of shareholders following their election. At each Annual Meeting of shareholders after the First Meeting, each class of directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Oregon or shareholders of the Corporation.”

Our shareholders are being asked to approve this amendment. The affirmative vote of the holders of a majority of the votes cast at the 2004 Annual Meeting will be required to approve the amendment of the articles of incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PIXELWORKS SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE PIXELWORKS ARTICLES OF INCORPORATION.

APPROVAL OF AMENDMENT TO
1997 STOCK INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN
(Proposal No. 3)

In 1997, the Board of Directors adopted, and our shareholders approved, the 1997 Stock Incentive Plan (the “1997 Plan”) under which 9,226,744 shares of our common stock were initially reserved for issuance. As a result of our stock split in March 2000, the number of shares of our common stock subject to the 1997 Plan was automatically adjusted to 13,840,116. The number of shares reserved for issuance has since been increased twice; once in 2002 by 1,500,000 shares and once in 2003 by 1,500,000 shares, to bring the total shares currently reserved for issuance under the plan to 16,840,116. Both increases were approved by shareholders. The purposes of the 1997 Plan are to provide employees an incentive to join and remain with us and our subsidiaries, to promote employee morale and to encourage employee ownership of our common stock. As of March 31, 2004, 2,879,721 shares remained available under the 1997 Plan. On March 9, 2004, the Board of Directors approved an increase of the number of shares of common stock subject to issuance under the 1997 Plan by 1,500,000 to 18,340,116. This increase is subject to shareholder approval.

The Board of Directors believes that it is in our best interests to continue the 1997 Plan and recommends that the shareholders approve an amendment to the 1997 Plan to increase the cumulative aggregate number of shares of common stock issuable under the 1997 Plan from a maximum of 16,840,116 to 18,340,116, an increase of 1,500,000.

As of April 13, 2004, no options to purchase common stock have been granted, and no shares had been issued, on the basis of the proposed amendment to the 1997 Plan. If the amendment is approved by the shareholders, the increase in the number of shares authorized for issuance under the 1997 Plan would become effective on May 25, 2004.

Interest of Certain Persons in Matter to be Acted Upon

Our officers are eligible to participate in the 1997 Plan and have a substantial direct interest in the approval of the amendment to the 1997 Plan.

Summary of the 1997 Plan

A summary of the principal provisions of the 1997 Plan is set forth below and is qualified in its entirety by reference to the 1997 Plan. A copy of the 1997 Plan is available from our Corporate Secretary upon written request.

Eligibility

All of our employees and consultants are eligible to participate in the 1997 Plan. As of March 31, 2004, we have 257 full-time employees.

Under the 1997 Plan we can grant both incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not qualify for incentive treatment under the Code (“Nonqualified Stock Options”). The 1997 Plan also allows us to sell shares of common stock to our employees and consultants. As of March 31, 2004, there are 2,879,721 options available for grant under the 1997 Plan and upon the approval of the amendment to the 1997 Plan there will be an additional 1,500,000 options available for grant under the 1997 Plan.

Administration

The 1997 Plan is required to be administered by the Board of Directors or a committee appointed by the Board of Directors. The 1997 Plan is currently administered by the compensation committee of the Board of Directors, which is composed of members that are “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). All questions of interpretation or application of the 1997 Plan are determined in the sole discretion of the Board of Directors or the compensation committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1997 Plan.

Subject to the provisions of the 1997 Plan, the compensation committee has the authority to construe and interpret the 1997 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 1997 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 1997 Plan, the compensation committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonqualified Stock Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

Shares Subject to the 1997 Plan

The cumulative aggregate number of shares of our common stock to be issued under the 1997 Plan will not exceed 18,340,116, subject to adjustment as described below. Any shares that were subject to an option that expired or became unexercisable without having been exercised in full remain eligible for issuance under the 1997 Plan.

Exercise or Purchase Price

The exercise price of each Incentive Stock Option granted under the 1997 Plan will be determined by the compensation committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 1997 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of our capital stock of the Company). The exercise price of each Nonqualified Stock Option or the sale price of shares will be determined by the compensation committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 1997 Plan) of our common stock on the date of grant. Whether an option granted under the 1997 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the compensation committee at the time the compensation committee acts to grant the option and will be set forth in the related stock option agreement.

“Fair Market Value” for purposes of the 1997 Plan means the closing price of a share of common stock on the principal exchange on which shares of common stock are then trading, if any, on the last market trading day prior to the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the compensation committee in its discretion. On April 12, 2004, the Fair Market Value was $17.91 per share based on the closing bid price of the common stock as reported on NASDAQ.

In the discretion of the compensation committee, the exercise price of any option granted under the 1997 Plan and the sale price of any shares sold under the 1997 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the compensation committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the compensation committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the compensation committee.

Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.

The compensation committee may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock. Any such buy out will be on terms and subject to conditions established by the compensation committee.

Exercise Period

Each stock option agreement issued by the compensation committee will state the date on which the option subject to such agreement expires and becomes unexercisable. In no event will an Incentive Stock Option granted under the 1997 Plan be exercisable more than ten years from the grant date. A stock option agreement may also set forth the length of the option exercise period following a termination of employment. An option will remain exercisable for twelve months following the date of an optionee’s death or disability; provided, however, that in no event will any option granted under the 1997 Plan be exercisable after the expiration date of such option set forth in the applicable stock option agreement.

Transferability of Option

An option granted under the 1997 Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution and will be exercisable during the optionee’s lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Conditions to Issuance of Stock Certificates; Legends

In order to enforce any restrictions imposed upon common stock issued upon exercise of any option granted under or any shares sold pursuant to the 1997 Plan, the compensation committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Adjustments Upon Changes in Capitalization, Merger and Consolidation

If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the compensation committee in the number and kind of shares as to which options may be granted, as well as in the price per share of the common stock covered by each outstanding option. In the event we sell all or substantially all of our assets or merger with or into another company, the compensation committee may (a) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (b) upon 30 days’ written notice, shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the notice is given). No fractional shares of common stock will be issued on account of any of the foregoing adjustments.

If we are dissolved or liquidated, each outstanding option will terminate immediately prior to the consummation of the dissolution or liquidation unless the compensation committee, in its sole discretion, declares that all options terminate as of a fixed date and accelerates the vesting schedule of all outstanding options.

Amendment and Termination

The Board may at any time suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modifications to the terms and conditions of such optionee’s option as it deems advisable; provided, however, that the company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code or with rules promulgated by NASDAQ. The amendment, suspension or termination of the 1997 Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

Privileges of Stock Ownership

A participant in the 1997 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination

Unless earlier terminated by the Board of Directors or the compensation committee, the 1997 Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the board. The termination of the 1997 Plan will not affect the validity of any stock option agreement outstanding at the date of such termination.

Federal Income Tax Treatment

Under the Internal Revenue Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Optionees who receive Nonqualified Stock Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonqualified Stock Options do not give rise to a tax preference item subject to the alternative minimum tax.

Shareholder Vote Required

Approval of the amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 STOCK INCENTIVE PLAN.

APPROVAL OF AMENDMENT TO
PROVISION OF THE EMPLOYEE STOCK PURCHASE PLAN
RELATING TO THE ANNUAL INCREASE
IN THE NUMBER OF AUTHORIZED SHARES
(Proposal No. 4)

In 2000, the Board of Directors adopted, and our shareholders approved, the Employee Stock Purchase Plan (the “Purchase Plan”) under which 1,000,000 shares of common stock were initially reserved for issuance. As a result of our stock split in March 2000, the number of shares subject to the plan was automatically adjusted to 1,500,000. The purposes of the Purchase Plan are to provide to employees an incentive to join and remain with us and our subsidiaries, to promote employee morale and to encourage employee ownership of our common stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Purchase Plan currently provides that beginning in 2005 the number of shares reserved for issuance under the Purchase Plan will be increased annually by the lesser of (a) the number of shares issued under the plan during the preceding year; (b) 2% of the outstanding shares of common stock on the first day of our fiscal year in which the increase is being made; or (c) a lesser amount determined by the Board of Directors.

As of March 31, 2004, 538,675 shares had been issued under the Purchase Plan, based on participation in the Purchase Plan as of that date.

On March 9, 2004, partly in response to changes in the federal tax rules relating to such plans, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to provide an absolute ceiling for the automatic annual increase in the number of shares authorized for issuance under the Purchase Plan. The amendment provides that the annual increase would be equal to the lesser of: (a) 900,000 shares; (b) the number of shares issued under the plan during the preceding year; (c) 2% of the outstanding shares of common stock on the first day of our fiscal year in which the increase is being made; or (d) a lesser amount determined by the Board of Directors.

The Board of Directors adopted the amendment because it believes that it is in the best interest of Pixelworks and its shareholders that a sufficient number of shares be authorized for issuance under the Purchase Plan and that the Purchase Plan continue to qualify for favored tax treatment under the Internal Revenue Code.

As of April 13, 2004 no purchase rights had been granted, and no shares had been issued, on the basis of the proposed amendment to the Purchase Plan. If the amendment is approved by the shareholders, the change in the formula for the automatic annual increase in the number of shares authorized for issuance under the Purchase Plan would become effective with the annual increase for the 2005 calendar year.

Interest of Certain Persons in Matter to be Acted Upon

Officers of Pixelworks are eligible to participate in the Purchase Plan, and have a substantial direct interest in the approval of the amendment to the Purchase Plan.

Summary of Purchase Plan

A summary of the principal provisions of the Purchase Plan is set forth below and is qualified in its entirety by reference to the Purchase Plan. A copy of the Purchase Plan is available from our Corporate Secretary upon written request.

Administration

The Purchase Plan is required to be administered by the Board of Directors or a committee appointed by the Board of Directors. The Purchase Plan is currently administered by the compensation committee of the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or the compensation committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan.

Offering Dates

The Purchase Plan, as originally adopted, contained 24 month offering periods, with each offering period being divided into four six-month purchase periods. In March 2004, the Purchase Plan was amended by the Compensation Committee to shorten the offering periods to six months. This amendment did not affect any offering periods that began prior to March 2004. The offering periods generally start on the first trading day on or after February 1 and August 1 of each year.

Eligibility

Employees are eligible to participate in the Purchase Plan if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year, although any employee who could own shares representing 5% or more of the total combined voting power or value of all classes of our capital shares may not participate in the plan. In addition, no employee of ours may be granted an option to purchase shares under the plan if that person’s right to purchase shares under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 worth of shares for each calendar year. Furthermore, no employee is permitted to purchase more than 2,500 shares during a six-month purchase period. The Purchase Plan permits participants to purchase shares of common stock through payroll deductions in 1% increments not less than 2% or greater than 10% of the participant’s compensation, which includes the participant’s base straight time gross earnings and commissions, but excludes payments for overtime, profit sharing payments, shift premium payments, incentive compensation, incentive payments and bonuses.

Participation in the Plan

Amounts deducted and accumulated under the Purchase Plan are used to purchase shares of common stock at the end of each six-month purchase period. The price of shares purchased under the plan is 85% of the lower of the fair market value of the shares of common stock at the beginning of the offering period or after a purchase period ends. If the offering period commences on the date of this offering, the price of the shares purchased shall be the lower of 85% the price to the public of the shares offered in this offering or 85% of the fair market value of the shares of common stock after the purchase period ends. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will be withdrawn from the current offering period following their purchase of shares on the purchase date and will be automatically re-enrolled in a new offering period. In addition, in the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, a participant is limited to purchasing no more than 200% of the number of shares that the participant would have purchased at 85% of the fair market value at the beginning of the offering period. Participants may end their participation at any time during an offering period and will be paid their payroll deductions to date. Participation ends automatically upon termination of employment. Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan.

Adjustment upon Changes in Capitalization or Control

The Purchase Plan provides that, in the event that we merge with or into another corporation or sell substantially all of our assets, each outstanding right to purchase shares under the plan during the offering period then in progress may be assumed or substituted for by the successor corporation. If the successor corporation refuses such assumption or substitution, the offering period then in progress will be shortened and a new purchase date will be set at or prior to the closing of that transaction after which time the Purchase Plan will terminate.

Termination of the Plan

The Purchase Plan will terminate in February 2010. The Board of Directors has the authority to amend or terminate the plan, except that no such action may adversely affect any outstanding rights to purchase shares under the plan.

Tax Information

The Purchase Plan and the rights of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of an option grant or purchase of shares. As summarized below, a participant may become liable for tax upon disposition of the shares acquired under the Purchase Plan.

If shares are not disposed of by a participant within two years after the date of the beginning of the offering period in which such shares were acquired or within one year after the transfer of the shares to the participant, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares at the beginning of the offering period in which the shares were acquired over the purchase price of the shares (computed as of the commencement of the offering period) would be treated as ordinary income to the participant. Any additional gain on the disposition would be treated as long-term capital gain. If shares are disposed of in a transaction that satisfies the holding period requirement and in which the sales price is less than the purchase price, the participant would not recognize any ordinary income and would have a long-term capital loss equal to the difference between the sale price and the purchase price. If shares are disposed of by a participant (including by way of gift) before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then the excess of the fair market value of the shares on the date the option is exercised (i.e., the last day of an offering period) over the purchase price of the shares would be treated as ordinary income to the participant. This excess would constitute ordinary income in the year of sale or other disposition even if no additional gain is realized on the sale. The balance of any gain realized on such disposition would be treated as a short-term or long-term capital gain, as the case may be. Even if the shares are sold for less than their fair market value on the date the option was exercised, ordinary income will be recognized equal to the difference between the purchase price and the value of the shares on the option exercise date, and any difference between the sales price and the value of the shares on the option exercise date will constitute short-term or long-term capital gain or loss, depending on how long the shares were held after their purchase.

Any amount taxed to a participant as ordinary income under the rules described above would be added to the actual purchase price of the shares in determining the tax basis of the shares for the purpose of determining capital gain or loss on a sale or other disposition of the shares.

We are entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that (i) ordinary income is recognized upon disposition of shares by a participant before the expiration of the two-year and one-year holding periods described above and (ii) we have satisfied its reporting obligations under the Code. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which we are entitled, employees are required to notify us in writing of the date and terms of any disqualifying disposition of shares purchased under the Purchase Plan.

Amended Plan Benefits

Purchases of our common stock under the Purchase Plan are made at the discretion of the participants therein and depend on employees’ elections to participate in offerings under the Purchase Plan. Accordingly, it is not possible to presently determine the benefits that will be received by our employees under the Purchase Plan if the proposed amendment thereto is approved by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2004 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his pertinent position or relationship, as well as transactions in such securities, by certain specified dates. We believe that during 2003, all Section 16(a) filing requirements applicable to our executive officers and directors have been complied with, except that Hongmin Zhang filed an amended Form 3 late to report an option grant that was inadvertently excluded from the original Form 3.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder who wants to present a proposal at the 2005 Annual Meeting and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that Annual Meeting must submit that proposal in writing to the Secretary of the Corporation no later than December 17, 2004.

Our bylaws require that for nominations of persons for election to the Board of Directors or the proposal of business not included in our notice of the meeting to be considered by the shareholders at an Annual Meeting, a shareholder must give timely written notice thereof. To be timely for the 2005 Annual Meeting of shareholders, that notice must be delivered to the Secretary of the Company at our principal executive offices not less than 60 days and not more than 90 days prior to the date of the Annual Meeting unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made.

A shareholders’ submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

ADDITIONAL INFORMATION

A copy of the Company’s 2003 Annual Report to Shareholders accompanies this Proxy Statement. Our 2003 Annual Report to Shareholders includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2003. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2003. Written requests should be mailed to the Secretary, 8100 SW Nyberg Road, Tualatin, Oregon 97062.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
April 13, 2004

APPENDIX A
PIXELWORKS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. COMMITTEE PURPOSE

The Audit Committee (“the Committee”) of Pixelworks, Inc. (“the Company”) is appointed by the Board of Directors (“the Board”) to assist the Board in fulfilling its responsibilities and duties to the Company’s shareholders and the investment community with respect to corporate accounting, financial reporting practices and quality and integrity of financial reports. In meeting its responsibilities, the Committee shall maintain open avenues of communication with the independent auditors, Company management and the Board.

This Charter delegates certain responsibilities of the Board to the Committee. It does not assign executive responsibilities. In fulfilling its duties under this charter, the Committee shall be held to the standards of any member of the Board under applicable Oregon law (ORS 60.357 (1) through (3)) and is entitled to the protection of ORS 60.357 (4) in doing so. These statutory sections are attached to this Charter for easy reference. For example, it is the responsibility of the Company’s management, not that of the audit committee, to prepare the financial statements. It is the auditors’ responsibility to plan and conduct audits in accordance with generally accepted auditing standards and to issue an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles.

II. COMMITTEE STRUCTURE

A.	COMMITTEE SIZE AND MEMBERSHIP

The Committee shall be comprised of three or more directors. Members shall be appointed by the Board based on the recommendations of the Corporate Governance and Nominating Committee, and may be removed by the Board at any time. Each member shall be an “independent director” as determined by the Board in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (“the Act”), the rules and regulations of the Securities and Exchange Commission (“SEC”) and the NASDAQ stock market.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Additionally, at least one member of the Committee shall be an “audit committee financial expert” as defined by Section 407 of the Act.

B.	COMMITTEE CHAIR

The Board may appoint one member to serve as Committee Chair to convene and chair all regular and special sessions of the Committee, to set agendas for Committee meetings, and to determine and communicate to management and the full Board the information needs of the Committee. If the Board fails to appoint a Committee Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee.

III. COMMITTEE MEETINGS

The Committee shall meet four times a year or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee may require members of management to attend its meetings and to provide pertinent information as necessary. The Committee, or at least its Chair or a majority of the Committee, shall communicate with management and the independent auditors (a) quarterly to review the Company’s financial statements and significant findings based upon the timely review procedures performed, and (b) annually to review the results of the annual audit.

In addition, at least twice per year, the Committee shall meet privately in executive session with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be addressed.

The Committee will cause to be kept adequate minutes of all of its proceedings and will either submit the minutes of each of its meetings to the Board, or report the matters raised at each of its meetings directly to the Board.

IV. DUTIES AND RESPONSIBILITIES

In furtherance of its purpose, the Committee shall have the following specific duties and responsibilities:

A.	MAINTAIN THE COMMITTEE CHARTER

The Committee is responsible for reviewing and reassessing the adequacy of this Charter at least annually, and for recommending any proposed changes to the Board for approval. The Committee is also responsible for ensuring that this Charter is published as required by SEC regulations.

B.	APPOINT AND MONITOR THE INDEPENDENT AUDITORS

Reporting Relationship and Oversight Role

The independent auditors shall report directly to the Board and the Committee. The Committee has the responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

The Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work. The Committee shall meet with the independent auditors prior to each annual audit to discuss the audit plan, including scope, staffing, locations, reliance upon management and general audit approach. However, it is not the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by the Company.

Pre-Approve Fees Paid to Independent Auditors

The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and the terms thereof) to be performed for the Company by its independent auditors in accordance with the Company’s Policy for Audit and Non-Audit Services.

Evaluate Results of Independent Auditors’ Work

At least annually, the Committee shall review with the independent auditors all matters required to be discussed under Statement of Auditing Standards No. 61 and any problems or difficulties the auditors may have encountered in the course of their work. This review should include:

(a)	Any restrictions on the scope of activities or access to required information;

(b)	Any disagreements with management; and

(c)	Any significant changes in the planned scope of the audit.

The Committee shall obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated. Section 10A(b) relates to illegal acts that have come to the attention of the independent auditors during the course of their work.

The Committee shall also review any management letter provided by the auditor to the Company.

Monitor Performance of Independent Auditors

The Committee shall review and evaluate the experience and qualifications of the senior members of the independent auditor’s team on an annual basis. Also on an annual basis, the Committee shall review with the independent auditors the audit firm’s quality control procedures.

Monitor Independence of Independent Auditors

The Committee shall monitor the independence of the auditors. To that end, the Committee is responsible for obtaining from the independent auditors a formal written statement delineating all relationships between the auditor and the Company. The statement shall be consistent with Independence Standards Board Standard 1. It is the Committee’s responsibility to actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

The Committee shall ensure rotation of audit partners as required by applicable laws and regulations. As considered necessary, the Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis.

C.	REVIEW FINANCIAL STATEMENTS AND DISCLOSURE MATTERS

The Committee shall review the annual and quarterly financial statements with management and the independent auditors prior to distribution or filing. The review shall include discussion of:

(a)	Critical accounting policies and practices used in preparation of the financial statements;

(b)	Significant financial reporting issues and judgments made in connection with the preparation of the financial statements including significant changes in selection or application of accounting principles;

(c)	Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using alternative treatments, and the treatment preferred by the independent auditors;

(d)	The independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles applied in its financial reporting;

(e)	All discussions between the independent auditors’ team and the firm’s national office;

(f)	Any unadjusted differences identified by the independent auditors that were not booked by management in the financial statements;

(g)	Any other major issues regarding accounting or auditing principles and practices;

(h)	The adequacy of internal controls that could significantly affect the Company’s financial statements;

(i)	The Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”;

(j)	The effect of regulatory and accounting initiatives on the financial statements;

(k)	The effect of pro-forma figures on the financial statements;

(l)	Any financial information or earnings guidance provided to analysts or rating agencies; and

(m)	Any correspondence with regulators or governmental agencies, and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

D.	ESTABLISH PROCEDURES TO ADDRESS COMPLAINTS

In accordance with Section 301 of the Act, the Committee shall establish a process that allows employees to submit, in a confidential and anonymous manner, concerns they may have regarding questionable accounting or auditing practices. The Committee will also establish and implement procedures for the receipt, retention and treatment of concerns received regarding accounting, internal controls or auditing matters.

E.	REVIEW RELATED PARTY TRANSACTIONS

The Committee shall review all related party transactions for potential conflict of interest situations on an ongoing basis. The Committee must approve all such transactions. Related party transactions are those that are required to be disclosed by SEC Regulation S-K Item 404.

F. PREPARE PROXY REPORT

The Committee shall produce an annual report for inclusion in the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant NASDAQ guidance.

G. REVIEW LEGAL COMPLIANCE

On at least an annual basis, the Committee shall review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

H. SELF EVALUATION

The Committee shall conduct an annual performance evaluation of itself.

I. ADDITIONAL RESPONSIBILITIES

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time.

V. ACCESS TO ADVISORS

To the extent that it deems necessary or appropriate, the Committee shall have the authority to retain independent legal, accounting or other advisors at the expense of the Company.

Oregon Law: ORS 60.357

60.357 General standards for directors.

(1)	A director shall discharge the duties of a director, including the duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation.

(2)	In discharging the duties of a director, a director is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by:

(a)	One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b)	Legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

(c)	A committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence.

(3)	A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this section unwarranted.

(4)	A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director’s office in compliance with this section.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PIXELWORKS SHAREHOLDERS VOTE FOR THE PROPOSALS BELOW.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
Proposal 1. Election of Directors:			Proposal 2.	Amendment to Pixelworks’ Articles of Incorporation.	☐	☐	☐

01 Allen H. Alley 03 C. Scott Gibson 05 Steven J. Sharp	02 Oliver D. Curme 04 Frank Gill
					FOR	AGAINST	ABSTAIN
			Proposal 3.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan.	☐	☐	☐

FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS
					FOR	AGAINST	ABSTAIN
☐	☐	☐	Proposal 4.	Amendment to the Pixelworks, Inc. Employee Stock Purchase Plan.	☐	☐	☐

(To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name above.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

Please sign and date as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. Joint owners should each sign. The undersigned hereby acknowledges receipt of Pixelworks’ Proxy Statement and hereby revokes any proxy or proxies previously given. The undersigned acknowledges receipt from Pixelworks, prior to the execution of this proxy, of the Company’s Proxy Statement for the Annual Meeting and the 2003 Annual Report to Shareholders.

Signature	Signature	Date

▲ FOLD AND DETACH HERE ▲

PIXELWORKS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 25, 2004
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Allen H. Alley and Jeffrey B. Bouchard, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 25, 2004 and any adjournments thereof, with all powers that the undersigned would possess if personally present.

          Whether or not you expect to attend the annual meeting, please vote your shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Pixelworks, Inc. account online.

Access your Pixelworks, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Pixelworks, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

NOTICE TO EXCHANGEABLE SHAREHOLDERS

          Our records show that you own exchangeable shares (“Exchangeable Shares”) in the capital of Jaldi Semiconductor Corporation (“Jaldi”), a Canadian company.  The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of Pixelworks, Inc. (“Pixelworks” or “the Company”), the U.S. parent of Jaldi.  These rights include the right to attend and vote at meetings of the common shareholders of Pixelworks.  The Company will be holding an annual meeting (the “Annual Meeting”) of its common shareholders on May 25, 2004 to:

1.	Elect five directors to serve for the following year or until their successors are elected;

2.	Amend Pixelworks’ Articles of Incorporation to provide that the Board of Directors shall be classified only upon the number of directors being set at eight or more;

3.	Amend Pixelworks’ 1997 Stock Incentive Plan to increase the number of shares available for grant under the plan;

4.	Approve certain amendments to Pixelworks’ Employee Stock Purchase Plan; and

5.	Transact any other business that properly comes before the meeting.

          At such Annual Meeting you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold.  You are permitted to instruct CIBC Mellon Trust Company, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of Pixelworks.  If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares.  Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares.  To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 2:00p.m., Eastern Daylight Time on May 20, 2004.  Whether or not you plan to attend, please sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares are represented at the Annual Meeting.

          You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card.  No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 2:00p.m., Eastern Daylight Time on May 20, 2004.

Information Relating to Pixelworks

          Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of Pixelworks and you, as a holder of Exchangeable Shares, are entitled to receive dividends from Pixelworks payable at the same time as, and equivalent to on a per-share basis, any dividends paid by Pixelworks to holders of its common stock.  As a result of the economic and voting equivalency between the Exchangeable Shares and shares of common stock of Pixelworks, you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to Pixelworks not Jaldi.  Accordingly, it is information relating to Pixelworks that is relevant to you.  Enclosed in this package are Pixelworks’ Proxy Statement and Annual Report, which we urge you to read carefully.

Tualatin, Oregon
April 13, 2004

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF EXCHANGEABLE SHARES OF
JALDI SEMICONDUCTOR CORPORATION FOR THE MAY 25, 2004 ANNUAL MEETING
OF SHAREHOLDERS OF PIXELWORKS, INC.

          The undersigned, having read the Notice of Annual Meeting of Shareholders regarding the annual meeting (the “Annual Meeting”) of common shareholders of Pixelworks, Inc. (“the Company”) to be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon on May 25, 2004 at 2:00p.m., Pacific Daylight Time, the Proxy Statement dated April 13, 2004, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of September 6, 2002, among Jaldi Semiconductor Corporation of Canada (“Jaldi”), the Company, Pixelworks Nova Scotia Company and the Trustee, as follows:

(PLEASE NOTE:  IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(PLEASE SELECT ONE OF A, B OR C)

☐	A.

Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

Proposal 1.	Election of Directors:

	☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ EXCEPTIONS

(To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name below.)

Allen H. Alley
Oliver D. Curme
C. Scott Gibson
Frank Gill
Steven J. Sharp

Proposal 2.	Amendment to Pixelworks’ Articles of Incorporation.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.	Amendment to the Pixelworks Employee Stock Purchase Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To vote, in its discretion, upon any matters incident to the foregoing and such other business as may legally come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

(IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

☐          B.

              Deliver a proxy card to the undersigned at the Annual Meeting with respect to all Exchangeable Shares of Jaldi held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERANTIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

☐          C.

              Deliver a proxy card to _____________________________ to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Jaldi held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

Executed on the ___________ day of _________________ , 2004

Signature: ___________________________________________________________

Print Name: __________________________________________________________

NOTES:

(1)

A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint.  Such person need not be a shareholder.

(2)

To be valid, this Voting Instruction Card must be signed and deposited with CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9 in the enclosed return envelope or by fax to (416) 368-2502 prior to 2:00p.m., Eastern Daylight Time, on May 20, 2004 or, if the Annual Meeting is adjourned, 48 hours (excluding Sundays and holidays) before any adjourned Annual Meeting.

(3)	If the shareholder is an individual, please sign exactly as your Exchangeable Shares are registered.

If the shareholder is a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the shareholder, and, if the corporation has a corporate seal, its corporate seal should be affixed.

If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered.  If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided.  This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.

(4)	If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5)	If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.